Exhibit 99.T3A-15

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIVEWATCH SECURITY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF APRIL, A.D. 2010, AT 12:54 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF JUNE, A.D. 2011, AT 2:01 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JUNE, A.D. 2011.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BOLSTER LLC” TO “LIVEWATCH SECURITY, LLC”, FILED THE TENTH DAY OF OCTOBER, A.D. 2011, AT 4:11 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SIXTH DAY OF FEBRUARY, A.D. 2015, AT 12:11 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4812497 8100H SR# 20185850597	Authentication: 203132178 Date: 07-26-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

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AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LIVEWATCH SECURITY, LLC”.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 12:56 PM 04/16/2010
FILED 12:54 PM 04/16/2010
SRV 100392150 - 4812497 FILE

CERTIFICATE OF FORMATION

OF

BOLSTER LLC

1.   The name of the limited liability company is Bolster LLC.

2.   The address of its registered office in the State of Delaware is: 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Bolster LLC this 16th day of April, 2010.

/s/: Thomas F. Bennington, Jr.
Thomas F. Bennington, Jr., Organizer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:01 PM 06/14/2011
FILED 02:01 PM 06/14/2011
SRV 110720825 - 4812497 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION INTO
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Bolster LLC and the name of the corporation being merged into this surviving limited liability company is Able Security Systems, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Bolster LLC.

FOURTH: The merger is to become effective on  June 30, 2011.

FIFTH: The Agreement of Merger is on file at  8820 Niles Center Road, Skokie, Illinois 60077, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 1st day of June, A.D., 2011.

By:	/s/ R. Brad Morehead
Authorized Person

Name:	R. Brad Morehead
Print or Type

Title:	President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:11 PM 10/10/2011
FILED 04:11 PM 10/10/2011
SRV 111086879 - 4812497 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: Bolster LLC.

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is LiveWatch Security, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th  day of October A.D. 2011.

By:	/s/ R. Brad Morehead
Authorized Person(s)

Name:	R. Brad Morehead
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 02/06/2015
FILED 12:11 PM 02/06/2015
SRV 150159202 - 4812497 FILE

CERTIFICATE OF MERGER OF

BETTER THAN REVIEWS, LLC, a Delaware limited liability company

AND

ASAPER LLC, an Illinois limited liability company

WITH AND INTO

LIVEWATCH SECURITY, LLC, a Delaware limited liability company

* * * * *

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:                                              The name of the surviving limited liability company is LiveWatch Security, LLC and the names of the limited liability companies being merged into this surviving limited liability company are Better Than Reviews, LLC and ASAPer LLC.

SECOND:                               The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD:                                         The name of the surviving limited liability company is LiveWatch Security, LLC.

FOURTH:                              The merger is to become effective upon filing.

FIFTH:                                             The Agreement of Merger is on file at 620 Davis St., 2nd Floor, Evanston, IL 60201, the place of business of the surviving limited liability company.

SIXTH:                                           A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 6th day of February, 2015.

LIVEWATCH SECURITY, LLC

By: Bolster Investment, LLC, its Manager

By: Maslow, LLC, its Member

By:	/s/ R. Brad Morehead
Name: R. Brad Morehead
Title: Authorized Person